UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 8, 2016

Glori Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4315 South Drive
Houston, TX	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2016, 2016, Glori Energy Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intent to file Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), with the United States Securities and Exchange Commission (“SEC”) to voluntarily delist its common stock from the Nasdaq Capital Market and deregister its common stock under Section 12(b) of the Exchange Act, which was approved by the Company's board of directors on September 8, 2016. The Company plans to file Form 25 with the SEC on or about September 19, 2016, as a result of which the Company expects its common stock will cease to be listed on Nasdaq on or about September 29, 2016. The Company intends to continue to file periodic reports on Forms 10-K, 10-Q and 8-K with the Securities and Exchange Commission pursuant to the requirements of Section 15(d) of the Exchange Act. The Company intends to apply to have its common stock traded on one of the OTC Market Group’s trading systems.

As previously disclosed, on August 18, 2016, the Company received a deficiency letter (the “Notice”) from Nasdaq indicating that the Company’s stockholders’ equity as of June 30, 2016 did not meet the minimum $2.5 million requirement of Listing Rule 5550(b)(1) that is necessary to maintain continued listing on the Nasdaq Capital Market. The Notice stated that the Company also did not, at that time, meet the market value of listed securities or net income from continuing operations standards that are alternatives to the stockholders’ equity requirement. The Company was given 45 days from the date of the Notice to submit a plan to regain compliance. The Notice and the deficiencies identified therein are in addition to the Company’s previously disclosed non-compliance with the minimum $1.00 bid price per share requirement under Listing Rule 5550(a)(2), which the Company initially reported on a Form 8-K filed with the Commission on October 23, 2015. The Company was given until October 17, 2016 to regain compliance with this requirement.

After considering a number of factors, including the likely expenses and uncertainty associated with seeking to regain compliance with or raise capital while subject to Nasdaq’s Listing Rules and the ongoing costs of maintaining such compliance, the Company’s Board of Directors unanimously determined to (i) voluntarily delist from the Nasdaq, (ii) deregister the Company’s common stock under Section 12(b) of the Exchange Act, and (iii) take the actions necessary for the Company to be traded on one of the OTC Market Group trading systems.

A copy of the press release, dated September 9, 2016, announcing the Company's intention to delist and deregister the Company's common stock is included as Exhibit 99.1 and is incorporated herein by reference.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurances that the Company will be successful in listing its common stock for sale on one of the OTC Market Group’s trading systems or that the Company will successfully complete the deregistration of its common stock under the Exchange Act. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated September 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORI ENERGY INC.
(Registrant)

September 9, 2016	/s/ Victor M. Perez
(Date)	Victor M. Perez
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release, dated September 9, 2016.